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                              Sterling West Bancorp
               Computation of Net Income Per Share of Common Stock

                                                  For the years ended December 31,

                                              1996             1995               1994
Weighted-average shares
outstanding
  (used in the computation of primary
   earnings per share)                      1,710,214        1,710,214         1,710,214

Assumed exercise of options at
  average market price                           --               --                --
                                           ---------------------------------------------

Weighted-average shares
outstanding and common stock
equivalents
 (used in the computation of primary
  earnings per share)                       1,710,214        1,710,214         1,710,214

Additional shares issuable upon
the assumed exercise of options
  at period-end market price                     --               --                --

Additional shares issuable upon
the assumed conversion of
convertible notes at period-end
 market price                                    --               --              20,453
                                           ---------------------------------------------

Total shares outstanding
  assuming full dilution                    1,710,214        1,710,214         1,730,667
                                           =============================================

Net income (loss)                          $  343,000      $(3,439,000)      $(2,867,000)

Interest, net of tax, on variable
interest rate convertible notes
 assumed to be converted to
  common stock                                   --               --               8,000
                                           ---------------------------------------------

Earnings applicable to common
stock used in the computation of
fully diluted earnings per share           $  343,000      $(3,439,000)      $(2,867,000)
                                           =============================================

Primary earnings per share                 $     0.20      $     (2.01)      $     (1.68)
                                           =============================================

Fully diluted earnings per share           $     0.20      $     (2.01)      $     (1.66)
                                           =============================================



                                   Exhibit 11